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                                                                    EXHIBIT 23.1

                                 [LETTERHEAD]



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated October 24, 1997, included in Registration Statement on Form 10/A, Amendment No. 5 (SEC File No. 0-29038). It should be noted that we have not audited any financial statements of the Company subsequent to September 30, 1997, or performed any audit procedures subsequent to the date of our report.


                                                 /s/ ARTHUR ANDERSEN LLP


San Antonio, Texas
December 29, 1997